UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 13, 2008 (May 7, 2008)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2728 N. Harwood Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On May 8, 2008, the board of directors of Centex Corporation, a Nevada corporation (the “Company”), approved a form of indemnification agreement to be entered into by the Company with its executive officers and specified other officers. This agreement is in substantially the same form as the indemnification agreement approved by the board of directors in 2006 for directors of the Company. On May 9, 2008 the Company entered into separate indemnification agreements with the following executive officers of the Company: Catherine R. Smith, David L. Barclay, Robert S. Stewart, Brian J. Woram, Joseph A. Bosch, and Mark D. Kemp. The Company currently expects that it will enter into indemnification agreements in the form approved on May 8, 2008 with any future executive officers. In general, the indemnification agreements provide that the Company will, to the fullest extent permitted by Nevada law and subject to certain limitations, indemnify the officer against certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts that may be incurred in connection with the defense or settlement of any claim, criminal, civil or administrative action or proceeding to which the officer becomes subject in connection with the officer’s service as an officer of the Company. The agreements provide for indemnification rights regarding both third-party claims and proceedings brought by or in the right of the Company. In addition, the indemnification agreements provide for the mandatory advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement to the fullest extent permitted by Nevada law. The indemnification agreements also establish certain procedures and presumptions that apply in determining whether the officer is entitled to indemnification. The indemnification agreements do not limit any other rights to indemnification or advancement of expenses to which the officer may be entitled, including any rights arising under the Articles of Incorporation or By-Laws of the Company, or Nevada law. The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
5.02(e)
On May 7, 2008, the Board of Directors of Centex Corporation, a Nevada corporation (the “Company”), ratified and approved the following actions previously taken that day by its Compensation and Management Development Committee (the “Compensation Committee”) with regard to the incentive compensation to be paid to the Company’s Chief Executive Officer, Chief Financial Officer, the other persons listed in the Summary Compensation Table of the Company’s proxy statement for its 2007 annual meeting of stockholders (the “2007 Proxy Statement”), and certain other individuals who may be included in the Summary Compensation Table of the Company’s proxy statement (the “2008 Proxy Statement”) for its 2008 annual meeting of stockholders (collectively, the “Named Executive Officers”).
Fiscal 2008 Annual Incentive (Short-Term) Compensation. The Compensation Committee confirmed the amount of short-term incentive compensation awards earned during fiscal 2008 by the Named Executive Officers under the stockholder-approved Centex Corporation 2003 Equity Incentive Plan (the “2003 Plan”). The bonus awards were earned based on the achievement of performance goals established by the Compensation Committee in the first quarter of fiscal 2008. At its meeting, the Compensation Committee reviewed the performance of the Company for fiscal 2008, certified the extent to which the applicable performance goals had been satisfied, exercised discretion to reduce the size of the awards after considering a number of factors and authorized the payment of the resulting bonus awards to participants. In taking these actions, the Compensation Committee did not waive or modify any of the performance goals it had previously approved for these awards. The amounts of the awards for short-term incentive compensation for the Named Executive Officers for fiscal year 2008 are as follows:

		Non-Equity Incentive Plan
Recipient [1]	Position	Compensation or Bonus ($)
Timothy R. Eller	Chairman and Chief Executive Officer	-0-
David L. Barclay	President, Western Region of	340,000
	Centex Homes[2]
Catherine R. Smith[3]	Executive Vice President and Chief	492,188
	Financial Officer
Robert S. Stewart	Senior Vice President — Strategy, Marketing, Sales and	244,000
	Corporate Development
Brian J. Woram[4]	Senior Vice President and Chief	352,000
	Legal Officer
Mark D. Kemp	Senior Vice President and Controller	67,000

[1]	The table does not include Messrs. Leldon E. Echols or Andrew J. Hannigan, the Company’s former Executive Vice President and Chief Financial Officer, and Co-President/Co-Chief Operating Officer of Centex Homes, respectively, who each were named executive officers in the 2007 Proxy Statement, but whose employment with the Company ended in June 2006 and March 2007, respectively, and who did not receive any award from the Compensation Committee on May 7, 2008.

[2]	Mr. Barclay formerly held the title of Co-President and Co-Chief Operating Officer of Centex Homes (West).

[3]	Ms. Smith joined the Company in October 2006. The amount of her short-term incentive compensation (cash bonus) was determined by reference to a minimum guaranteed percentage of target bonus promised to her in her offer letter, and not the Company’s performance goals.

[4]	Mr. Woram was not a named executive officer in the 2007 Proxy Statement but is expected to be a named executive officer in the 2008 Proxy Statement.
These amounts will be paid to the Named Executive Officers in June 2008.
Fiscal 2009 Base Salary Increases. The Compensation Committee approved base salaries for the Named Executive Officers, effective as of June 1, 2008, as follows:

Named Executive Officer	2009 Base Salary ($)	Percent Increase
Timothy R. Eller	920,000	0%
David L. Barclay	475,000	0%
Catherine R. Smith	572,000	0%
Robert S. Stewart	390,000	0%
Brian J. Woram[1]	450,000	0%
Mark D. Kemp	309,000	3%

[1]	See Note 4 from the table included under “Fiscal 2008 Annual Incentive (Short-Term) Compensation” above.
Fiscal 2009 Short-Term Incentive Compensation. The Compensation Committee also approved performance criteria and goals to be paid to each of the Named Executive Officers for fiscal 2009 under the Centex Corporation 2003 Annual Incentive Compensation Plan or other stockholder-approved plans. Performance criteria for short-term incentive compensation for fiscal 2009 for all the Named Executive Officers relate to earnings from continuing operations and cash flow. Customer satisfaction is a factor that could result in a reduction in short-term incentive compensation for all of the Named Executive Officers if certain levels of customer satisfaction are not maintained. A portion of each Named Executive Officer’s short-term incentive compensation (other than Mr. Eller) will also be based upon his or her personal performance with respect to certain strategic goals included in a personal performance development plan for fiscal 2009.

In May 2009, the Compensation Committee will determine whether these performance goals have been satisfied, will determine the payouts under the performance plans and will have the discretion to reduce the amount of the short-term compensation to be paid to the Named Executive Officers based on the Company’s overall performance and other factors. The Company will enter into an award agreement with each of the Named Executive Officers (other than Mr. Kemp) with respect to the short-term incentive compensation to be paid to such individuals for fiscal 2009. If the performance goals are met, awards will be paid in cash in the first quarter of fiscal 2010. A copy of the form of award agreement is filed as Exhibit 10.8 to this Report.
Fiscal 2009 Long-Term Incentive Compensation. In recent years, the Compensation Committee typically established performance goals and targets for short-term incentives and long-term incentives in the first quarter of the applicable fiscal year and approved grants of those incentives after the end of the fiscal year based on achievement of the pre-established goals. Before fiscal 2008, short-term and long-term incentives were awarded based on the same performance goals. At the beginning of fiscal 2008, the Compensation Committee decided to separate short-term and long-term incentives. Beginning in fiscal 2009, all long-term incentives will be awarded without regard to pre-established performance goals for the prior year in order to incentivize future performance and for retention purposes. May 2007 was a transition award period because part of the long-term awards (i.e., options and restricted awards) were based on the prior fiscal year’s results, and part of such awards (i.e., long-term performance unit awards) were made for future performance and retention purposes. In May 2008, the Compensation Committee granted certain long-term incentive compensation awards to the Named Executive Officers under the Company’s stockholder-approved equity plans as described below. At its meeting, the Compensation Committee reviewed the range of potential long-term awards that it established at the beginning of fiscal 2008, and considered the overall performance of the Company for fiscal 2008, the individual performance of the Named Executive Officers, and other factors. The Compensation Committee made annual awards of long-term compensation to the Named Executive Officers within the range of potential long-term awards that the Compensation Committee established at the beginning of the fiscal year.
The nature and amounts of the long-term incentive compensation and retention awards for the Named Executive Officers are as follows:

	Long-Term Incentive Compensation
			Long-Term
	Stock Options [2]		Performance
	Grant Date Fair	No. of	Units
Recipient [1]	Value ($)	Options (#)	Target Value ($)
Timothy R. Eller	2,000,000	252,844	2,000,000
David L. Barclay	750,000	94,816	750,000
Catherine R. Smith	750,000	94,816	750,000
Robert S. Stewart	250,000	31,605	250,000
Brian J. Woram[3]	300,000	37,926	300,000
Mark D. Kemp	87,500	11,061	175,000

[1]	See Note 1 from the table included under “Fiscal 2008 Annual Incentive (Short-Term) Compensation” above.

[2]	The exercise price for the options is $22.08.

[3]	See Note 4 from the table included under “Fiscal 2008 Annual Incentive (Short-Term) Compensation” above.
The stock options vest in installments of one-third of the total amount awarded on each of March 31, 2009, 2010, and 2011. The grant of options was made pursuant to the terms of the Amended and Restated Centex Corporation 2001 Stock Plan or the 2003 Plan and the terms of stock option award agreements. A copy of the form of stock option award agreement is filed as Exhibit 10.5 and Exhibit 10.6 to this Report. The options have a seven-year term.
The long-term performance units (“LTPUs”) entitle the recipients to cash payments after a three-year period based on relative stockholder return. At the time of grant,

an initial dollar value of the LTPUs will be divided by the closing stock price of the Company’s common stock on the thirty trading days preceding April 1, 2008 (the beginning of the performance period) to determine the initial (target) number of LTPUs. The LTPUs will have a 3-year cliff vesting period ending on March 31, 2011 and will be subject to adjustment upward (up to 200%) or downward (to zero) from the target number at the end of the 3-year performance period based on the Company’s relative total stockholder return compared to its peers. The adjusted number of LTPUs will be multiplied by the closing price of the Company’s common stock on the thirty trading days ending March 31, 2011, the end of the performance period, and the resulting value will be paid in cash. The grant of LTPUs was made pursuant to the terms of the 2003 Plan and the terms of LTPU award agreements. A copy of the form of award agreement is filed as Exhibit 10.7 to this Report.
Other Compensation Information. Additional information concerning the compensation paid to the Named Executive Officers for fiscal year 2008 will be included in the 2008 Proxy Statement, which is expected to be filed with the Securities and Exchange Commission in June 2008.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this Report.

Filed Herewith or
Exhibit		Incorporated by
Number	Description	Reference

10.1	Form of Indemnification Agreement for Officers, as adopted on May 8, 2008	Filed herewith

10.2	Centex Corporation 2003 Annual Incentive Compensation Plan	Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 19, 2008 (the “February 2008 Form 8-K”)

10.3	Amended and Restated Centex Corporation 2001 Stock Plan	Exhibit 10.3 to the February 2008 Form 8-K

10.4	Centex Corporation 2003 Equity Incentive Plan	Exhibit 10.2 to the February 2008 Form 8-K

10.5	Form of stock option award for 2001 Stock Plan	Filed herewith

10.6	Form of stock option award for 2003 Equity Incentive Plan	Filed herewith

10.7	Form of long term performance unit award for 2003 Equity Incentive Plan (May 2008 award)	Filed herewith

10.8	Form of award agreement for incentive compensation (2009)	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
James R. Peacock III
Vice President, Deputy General Counsel and Secretary

Date: May 13, 2008

EXHIBIT INDEX

Filed Herewith or
Exhibit		Incorporated by
Number	Description	Reference

10.1	Form of Indemnification Agreement for Officers, as adopted on May 8, 2008	Filed herewith

10.2	Centex Corporation 2003 Annual Incentive Compensation Plan	Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 19, 2008 (the “February 2008 Form 8-K”)

10.3	Amended and Restated Centex Corporation 2001 Stock Plan	Exhibit 10.3 to the February 2008 Form 8-K

10.4	Centex Corporation 2003 Equity Incentive Plan	Exhibit 10.2 to the February 2008 Form 8-K

10.5	Form of stock option award for 2001 Stock Plan	Filed herewith

10.6	Form of stock option award for 2003 Equity Incentive Plan	Filed herewith

10.7	Form of long term performance unit award for 2003 Equity Incentive Plan (May 2008 award)	Filed herewith

10.8	Form of award agreement for incentive compensation (2009)	Filed herewith